Amendment to Employment Agreement

            AMENDMENT effective as of the date hereof, to Employment Agreement, dated April 17, 2004, by and between Iconix Brand Group, Inc., a Delaware corporation (the "Company" or "Employer") and David Conn (the "Employee").

                               W I T N E S S E T H

            WHEREAS, the Employee is currently the Company's Executive Vice President; and

            WHEREAS, the Company and Employee entered into an Employment Agreement dated April 17, 2004 (the "Agreement"); and

            WHEREAS, the Company wishes, among other things, to extend the term of the Employee's employment with the Company pursuant to the Agreement beyond the term currently provided by the Agreement; and

            WHEREAS, the Company and Employee desire to amend the terms of the Agreement as provided herein;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer and Employee hereby agree as set forth below. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement:

            1. Section 3 of the Agreement is hereby deleted and replaced with the following:

      "The Employee's engagement shall commence effective on the date hereof and shall continue until May 18, 2008 (the "Term"), unless terminated for "cause" (as hereafter defined) for any reason by the Company or Good reason (as hereinafter defined) by the Employee upon 30 days written notice. The Company may terminate the Agreement for cause at any time in the event that Employee is convicted of a crime of moral turpitude, which may reasonably be expected to have an adverse impact on the Company, Employee's dishonesty in his dealings with the Company, or for the willful refusal of Employee to follow the directives of the CEO of the Company. The Executive may terminate his employment for good reason at any time. For purposes of this Agreement, "good reason" shall mean:

            the failure by the Company to comply with its material obligations and agreements contained in this Agreement;

            a material diminution of the responsibilities or title of the Employee with the Company without the express written consent of the Employee;

            a reduction by the Company in the Base Salary as in effect on the date hereof, or as the same may be increased from time to time, without the express written consent of the Employee; or

            the re-location of the Employee to an office outside of the greater New York metropolitan area, unless mutually agreed to;

provided, however, that the Employee shall have provided the Company with written notice that such actions are occurring and the Company has been afforded a reasonable opportunity of at least thirty (30) days to cure same. In the event the Company elects to terminate this Agreement other than for cause or the Employee terminates for good reason, Employee shall be entitled to receive his current salary through the remainder of the Term.

            2. Section 4 of the Agreement is hereby amended to state:

      "The Company shall pay to the Employee for the period from now until May 17, 2006, an annual salary at a rate of $250,000, for the period commencing May 18, 2006 through May 17, 2007, an annual salary at the rate of $275,000, and for the period commencing May 18, 2007 through May 17, 2008, an annual salary at a rate of "$300,000."

            3. Section 5 of the Agreement shall be amended to add the following sentence at the end:

      "In addition, the Employee shall receive a car allowance annually of $18,000."

            4. Section 7 of the Agreement is hereby amended to add the following sentence: "In addition, the Employee is hereby granted 100,000 options as of the date hereof, which shall vest immediately."

            5. Section 8 of the Agreement is hereby deleted and replaced with the following: " Employee is entitled to four weeks of paid vacation during each year of his employment. Employee shall use his vacation in the calendar year in which it is accrued."

            6. Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "If the Company terminates your employment without cause within 12 months after a Change in Control (as defined in herein), then the Company shall pay to you in complete satisfaction of its obligations under this Agreement, as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after the date of your termination, an amount equal to $100 less than three times your "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that you have the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to you under any plan for the benefit of employees, which would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by you of a parachute payment. A "Change in Control" shall mean any of the following:

            (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

            (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company."

            6. Section 10 of the Agreement shall be deleted and replaced with the following:

            "(1) The Company and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee shall be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this paragraph 10 or (ii) the Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Employee shall not, during the Term and for a period of two (2) years thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee, without the prior written consent of the Company; provided, however, that the Employee understands that Employee shall be prohibited from misappropriating any trade secret at any time during or after the Term.

            (2) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee, including all copies thereof, shall be promptly returned to the Company.

            (3) The Employee hereby agrees that he shall not, during the Term, and, in the event that the Employee's employment hereunder is terminated by the Company for cause, for a period of two years after the date of such termination, directly or indirectly, within any county (or adjacent county) in any State within a fifty (50) mile radius of the location of any of the Company's offices, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the business activities conducted by the Company, its subsidiaries, or affiliates during the Term. Notwithstanding the foregoing, nothing herein shall prevent the Employee from owning stock in a publicly traded corporation whose activities compete with those of the Company's, provided that such stock holdings are not greater than five percent (5%) of such corporation.

            (4) The Employee shall not, during the Term, and, in the event that the Employee's employment hereunder is terminated by the Company for cause, for a period of two years after the date of such termination, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company."

            7. All of the other provisions of the Agreement (including Section
6) shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the 29th day of December 2005.

ICONIX BRAND GROUP, INC.                    EMPLOYEE


   /s/ Neil Cole                               /s/ David Conn
----------------------------                -----------------------------------
By:  Neil Cole                              David Conn
Its: CEO